UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 31, 2006

Date of Report (Date of earliest event reported)

FTD GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32425	87-0719190
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

3113 Woodcreek Drive
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

(630) 719-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2006, Mr. Thomas White was appointed to FTD Group, Inc.’s Board of Directors and to the Board’s Audit Committee.  Mr. White will serve as the Audit Committee’s financial expert.  In connection with the appointment, the size of FTD Group, Inc.’s Board of Directors was increased from seven members to eight members.  Mr. White will replace John M. Baumer on the Audit Committee.

FTD Group, Inc. issued a press release on February 2, 2006 announcing Mr. White’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 99.1	FTD Group, Inc. press release, dated February 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD GROUP, INC.

By:	/S/ Carrie A. Wolfe
Name:	Carrie A. Wolfe
Title:	Chief Financial Officer

Date:	February 3, 2006